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                                                                  Exhibit 10.27

                            EXECUTIVE EMPLOYMENT AGREEMENT


     AGREEMENT dated as of May 18, 1998 between INSIGHT HEALTH SERVICES CORP., a Delaware corporation ("Company"), and BRIAN P. STONE, ("Executive").

     Company wishes to employ Executive, and Executive wishes to accept such employment, in each case subject to the terms and conditions hereof. Accordingly, Company and Executive hereby agree as follows:

                                      ARTICLE 1
                                         TERM

     Executive is to be employed by Company for rolling twelve (12) month periods, whereby Executive's term of employment is twelve (12) months on a continuing basis.

                                      ARTICLE II
                                      EMPLOYMENT

     SECTION 2.01 EMPLOYMENT BY COMPANY. Company, for itself and its affiliates, employs Executive for the term of this Agreement to render full time services in such capacities as the Board of Directors of Company ("Board of Directors") may assign and, in connection therewith, to perform such duties as are reasonably consistent with Executive's initial appointment and as Company's President and CEO and the Board of Directors shall reasonably direct. Executive shall initially be appointed Senior Vice President-Operations, Eastern Region of Company. Executive agrees to perform such duties as are reasonably consistent with the duties normally pertaining to the office to which Executive has been elected or appointed, subject always to the direction of Company's President and CEO and the Board of Directors. Subject to Section 5.01 hereof, Executive's expenditure of reasonable amounts of time for personal business, charitable or professional activities will not be deemed a breach of Executive's undertaking to provide full time services hereunder, provided that such activities do not interfere materially with Executive's rendering of such services.

     SECTION 2.02 ACCEPTANCE OF EMPLOYMENT BY EXECUTIVE. Executive accepts such employment and shall render the services required by this Agreement to be rendered by Executive. Executive shall also serve on request during all or any part of the term of this Agreement as an officer of Company and of any of its subsidiaries or affiliates without any compensation therefor other than as specified in this Agreement. The parties agree that the April 3, 1995 Employment Agreement between Executive and Signal Medical Services, Inc. ("Signal") is terminated as of the date hereof.

     SECTION 2.03 PLACE OF EMPLOYMENT. Executive's principal place of employment shall be at 74 Batterson Park Road, Farmington, CT 06032. In the event that the principal place of employment of Executive is relocated to a site that is more than 50 miles from Executive's principal residence, subject to Section 4.06(a) hereof, Company may require Executive to relocate Executive's principal residence to within 50 miles of such site. Notwithstanding the foregoing, Executive

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acknowledges that the duties to be performed by Executive hereunder are such that Executive may be required to travel extensively, principally within the United States, in connection with Company's Business (as defined below).

                                     ARTICLE III
                                     COMPENSATION

     SECTION 3.01 SALARY, BONUS, LIFE INSURANCE. As compensation for the services to be rendered pursuant to this Agreement, Company shall pay Executive, and Executive shall accept, a salary of $165,000 per annum, subject to adjustment in accordance with Section 3.02 hereof (as so adjusted, "Annual Salary"), payable in accordance with the payroll policies of Company for senior executives as from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations.

     In addition to the Annual Salary, Executive shall be eligible to receive the bonus, if any, payable for the period from January 1, 1998 through June 30, 1998 under the Signal Executive Officer Incentive Bonus Plan. Thereafter, Executive shall be eligible (no less frequently than annually beginning for the fiscal year ending June 30, 1999) for such bonuses, if any, as the Board of Directors may, from time to time, in its sole discretion award and pay under Company's discretionary bonus program for senior executives, but only after Company's annual report on Form 10-K is filed with the Securities and Exchange Commission ("SEC") each year.

     Company shall purchase and maintain in full force and effect at all times during the term of this Agreement a policy of term insurance on the life of Executive payable to such beneficiary or beneficiaries as Executive may designate in an amount equal to three (3) times the amount of the Annual Salary; provided Executive shall comply with the issuing insurance company's requirements for issuance of the policy.

     SECTION 3.02 ANNUAL REVIEW. Commencing with the first renewal period, if any, of the term of this Agreement and annually thereafter during the term of this Agreement, the Annual Salary shall be reviewed by Company's President and CEO and/or the Board of Directors and may be adjusted (but in no event to an amount less than the Annual Salary then in effect) for the then upcoming year, if the President and CEO and/or Board of Directors, in his/its sole discretion, determines that such adjustment is warranted.

     SECTION 3.03 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Executive shall be entitled during the term of this Agreement, if and to the extent eligible, to participate in any life insurance, medical, health and accident and disability plan or program, pension plan or similar benefit plan of Company, which may be available to senior executives of Company generally, on the same terms as such other executives.

     SECTION 3.04 EXPENSES. Subject to such policies as may from time to time be established by Company for senior executives of Company generally, Company shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by Executive during the term of this Agreement in the performance by Executive of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as Company may reasonably require.

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     SECTION 3.05  AUTOMOBILE ALLOWANCE.  Company shall pay Executive $500 per month and reimburse Executive for all reasonable expenses of operating and maintaining (including reasonable repairs) an automobile.

     SECTION 3.06 VACATION. Executive shall be entitled to four (4) weeks of paid vacation each year during the term of this Agreement, which Executive may accumulate up to eight (8) weeks, to be taken at a time or times which do not unreasonably interfere with Executive's duties hereunder.

     SECTION 3.07 NONDISCRETIONARY STAY BONUS. Company shall pay to Executive a nondiscretionary stay bonus ("Stay Bonus") of $ 408,300, payable as follows:

     (i)    $102,075 on May 18, 1998;
     (ii)   $102,075 on May 18, 1999;
     (iii)  $102,075 on May 18, 2000;
     (iv)   $102,075 on May 18, 2001.

     If Executive's employment with Company is terminated for any reason prior to May 15, 2001, except by Company for Cause pursuant to Section 4.03 below, Executive shall be paid on the effective date of termination any unpaid Stay Bonus. In the event Executive is terminated for Cause prior to May 15, 2001, Executive shall forfeit any unpaid Stay Bonus. The Stay Bonus will not effect Executive's eligibility to participate in Company's discretionary bonus program for senior executives for the fiscal year ending June 30, 1999 and thereafter.

     SECTION 3.08 STOCK OPTIONS. As an inducement essential to Executive's entering into this Agreement, the Compensation Committee of the Board of Directors has awarded Executive an option to purchase 107,160 shares of Company's common stock pursuant to the 1998 Employee Stock Option Plan at the Exercise Price (as defined below) and in accordance with the terms of a Stock Option Agreement executed on the date of this Agreement. For the purposes of this Agreement, Exercise Price means an Exercise Price equal to the lower of
(i) $12.57 per share, or (ii) the average closing price of Company's common stock for the 30 trading days immediately prior to the Closing (as defined in the Agreement and Plan of Merger among Company, SMSI Acquisition Company, Signal and its stockholders dated April 15, 1998).

                                      ARTICLE IV
                                     TERMINATION

     SECTION 4.01 TERMINATION UPON DEATH. If Executive dies during the term of this Agreement, this Agreement shall terminate as of the date of Executive's death.

     SECTION 4.02 TERMINATION UPON DISABILITY. Executive's employment may be terminated by Company due to Executive's permanent and total disability (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended) ("Disability"), so that Executive is unable substantially to perform Executive's services required by this Agreement to be rendered by Executive for
(i) a period of three (3) consecutive months or (ii) for shorter periods aggregating three (3) months during any twelve (12) month period. Company may, at any time after the last day of the three (3) consecutive months of Disability or the day on which the shorter periods of Disability equal an aggregate of three (3) months, by 30 days' written notice to Executive, terminate this Agreement and Executive's employment hereunder. Any such determination of Disability shall

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be made by a physician chosen by a majority of the members of the Board of
Directors in its sole and unfettered discretion.  Nothing in this Section
4.02 shall be deemed to extend the term of this Agreement or of Executive's employment hereunder, beyond the term specified in Article I hereof.

     SECTION 4.03 TERMINATION FOR CAUSE. If the Board of Directors decides that Cause (as defined below) exists, it may remove Executive for Cause and terminate this Agreement and the term of Executive's employment hereunder on the date specified in written notice to Executive. If terminated for Cause, Executive shall have no right to receive any monetary compensation or benefit hereunder with respect to any period after the date specified in such notice. Such notice may also terminate Executive's right to enter Company's premises. For purposes of this Agreement, the term "Cause" means any of the following:

     (a) Executive has been convicted or pled guilty or no contest to any crime or offense (other than any crime or offense relating to the operation of a motor vehicle) which is likely to have a material adverse impact on the business operations or financial or other condition of Company, or any felony offense for any crime of moral turpitude;

     (b)    Executive has committed fraud or embezzlement;

     (c) Executive has intentionally breached any of Executive's obligations under this Agreement which is likely to have a material adverse impact on the business operations or financial or other condition of Company and Executive has failed to cure the breach within ten (10) business days following receipt of written notice of such breach from Company;

     (d) Company, after reasonable investigation, finds that Executive has intentionally violated material written policies and procedures of Company, including but not necessarily limited to, policies and procedures pertaining to harassment and discrimination;

     (e) Executive has failed to obey a specific written direction from the Board of Directors or President and CEO (unless such specific written instruction represents an illegal act), provided that (i) such failure continues for a period of ten (10) business days after receipt of such specific written direction, and (ii) such specific written direction includes a statement that the failure to comply therewith will be a basis for termination hereunder.

     SECTION 4.04 TERMINATION IN DISCRETION OF COMPANY. If the Board of Directors determines in the reasonable exercise of its discretion that, for reasons other than Cause, severance of Executive from Company is in the best interests of Company, Company may, at any time thereafter by 30 days' written notice to Executive, terminate this Agreement and the term of Executive's employment hereunder, and Executive thereafter shall have only such rights to receive monetary compensation or benefits hereunder in respect of any period after the effective date of termination as are provided in Section 4.07 hereof. Such notice may also terminate Executive's right to enter Company's premises.

     SECTION 4.05 VOLUNTARY TERMINATION DUE TO CHANGE OF CONTROL. If there is a Change of Control (as defined below) of Company, Executive shall have the right, to terminate Executive's employment with Company, whereupon Executive shall become entitled to receive compensation as provided in Section 4.07 hereof. Such right may be exercised at any time prior to the expiration of 180 days following the Change of Control by giving Company (or its successor) at

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least 30 days' written notice before the effective date of termination.    For
purposes of this Agreement, "Change of Control" means if Company or its stockholders enter into an agreement or agreements, in one or a series of related transactions, to dispose of, whether by sale, exchange, merger, consolidation, reorganization, recapitalization, dissolution or liquidation (a) not less than 80% of the assets of Company or (b) a portion of the outstanding common stock such that after the transaction or transactions one person or "group" (as defined by the SEC) owns, of record or beneficially, 50% or more of the outstanding capital stock of Company, or the right (by whatever means) or the voting power to elect 50% or more of the directors of Company.

     SECTION 4.06  VOLUNTARY TERMINATION FOR GOOD REASON.   Executive shall have
the right, effective upon 60 days' written notice to Company to terminate Executive's employment for Good Reason (as defined below), whereupon Executive shall become entitled to receive compensation as provided in Section 4.07 hereof. For purposes of this Agreement, "Good Reason" means any of the following:

     (a) the movement by Company, without Executive's consent, of Executive's principal place of employment to a site that is more than 50 miles from Executive's principal residence;

     (b) a reduction by Company, without Executive's consent, in Executive's Annual Salary, duties and responsibilities, and title, as they may exist from time to time;

     (c) a failure by Company to comply with any material provisions of this Agreement which has not been cured within 30 days after notice of such noncompliance has been given by Executive to Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Company within the 30 day period.

     SECTION 4.07  COMPENSATION ON TERMINATION.

     (a) If the term of Executive's employment hereunder is terminated pursuant to Sections 4.02, 4.04, 4.05 or 4.06 hereof, Company shall (i) pay to Executive all compensation accrued and unpaid up to the effective date of termination, and (ii) pay to Executive additional compensation in an amount equal to twelve (12) months of compensation at the Annual Salary rate then in effect, payable within fifteen (15) days of the effective date of termination, and (iii) maintain, at Company's expense, in full force and effect, for Executive's continued benefit until the earlier of (x) twelve (12) months after the effective date of termination or (y) Executive's commencement of full time employment with a new employer, all life insurance, medical, health and accident, and disability plans or programs, in which Executive was entitled to participate immediately prior to the effective date of termination; provided, that Executive's continued participation is permissible under the general terms and provisions of such plans or programs. In the event that Executive's participation in any such plan or program is prohibited, Company shall arrange to provide Executive with benefits substantially similar to those which
Executive was entitled to receive under such plans or programs.   Any amounts
paid by Company to Executive under (i) and (ii) above may be reduced, in the case of termination pursuant to Section 4.02, by the amount which Executive is entitled to receive under the terms of Company's long-term disability insurance policy for senior executives as and if in effect at the effective date of termination. Any payments made pursuant to this Section 4.07 shall be reduced by such amounts as are required by law to be withheld or deducted.

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     (b)    The compensation rights provided for Executive  in this Section shall be Executive's sole and exclusive remedies in the event of a breach of this Agreement by Company, and Executive shall not be entitled to any other compensation, damages or relief.

                                      ARTICLE V
                            CERTAIN COVENANTS OF EXECUTIVE

     SECTION 5.01  COVENANTS AGAINST UNFAIR COMPETITION.

     (a) ACKNOWLEDGMENTS.  Executive acknowledges that, as of the date hereof
(i) the principal business of Company and its affiliates is the provision of diagnostic imaging, treatment and related management services through a network of mobile magnetic resonance imaging ("MRI") facilities, fixed-site MRI facilities and multi-modality centers, at times, together with other healthcare providers, utilizing the related equipment and computer programs and "software" and various corporate investment structures ("Company Business"); (ii) Company Business is primarily national in scope; (iii) the industry is highly competitive; and (iv) Executive's duties hereunder will cause Executive to have access to and be entrusted with various trade secrets not readily available to the public or competitors, consisting of business accounts, lists of customers and other business contacts, information concerning Company's relationships with actual or potential clients or customers and the needs or requirements of such clients or customers, budgets, business and financial plans, employee lists, financial information, artwork, designs, graphics, marketing plans and techniques, business strategy and development, know-how or other matters connected with Company Business, computer software programs and specifications, (some of which may be developed in part by Executive under this Agreement), which items are owned exclusively by Company and used in the operation of
Company Business ("Trade Secrets").   Notwithstanding the foregoing,  the
parties agree that the term "Trade Secrets" shall not include information which (i) is or becomes generally available to the public, without violation of any obligation of confidentiality by Executive, (ii) is or becomes available from a third party on a non-confidential basis, provided that such third party is not bound by a confidentiality agreement concerning the Trade Secrets and
(iii) is or has been independently acquired or developed by Executive without violating the provisions of this Section.

     Executive further acknowledges that the Trade Secrets will be disclosed to Executive or obtained by Executive and received in confidence and trust for the sole purpose of using the same for the sole benefit of Company Business. Executive also acknowledges that such Trade Secrets are valuable to Company, of a unique and special nature, and important to Company in competing in the marketplace.

     During and after the term of this Agreement (otherwise than in the performance of this Agreement), without Company's prior written consent, Executive shall not divulge or use all or any of the Trade Secrets to or for any person or entity except (i) for the benefit of Company and as necessary to perform Executive's services under this Agreement and (ii) when required by law, and then only after consultation with Company or unless such information is in the public domain. In the event that Executive, becomes or is legally compelled (whether by deposition, interrogatories, request for documents, subpoena, civil investigative demand or similar process) to disclose any Trade Secrets, Executive shall provide Company with prompt, prior written notice of such requirement so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section.

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     (b) BREACH.  Executive understands and agrees that Executive's employment with Company may be terminated if Executive breaches this Agreement or in any way divulges such Trade Secrets. Executive further understands and agrees that Company may be irreparably harmed by any violation or threatened violation of this Agreement and, therefore, Company may be entitled to injunctive relief to enforce its provisions.

     (c) NON-COMPETE. During the period of Executive's employment, Executive will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity or business which Company shall determine in good faith to be in competition in any substantial way with Company Business within any metropolitan area in the United States or elsewhere in which Company is then engaged in Company Business. The parties acknowledge that in California and some states post-employment non-compete clauses may be generally unenforceable, but that other states and jurisdictions permit such agreements. Executive hereby agrees that Executive will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity or business which Company shall determine in good faith to be in competition in any substantial way with Company Business as conducted at the effective date of termination of Executive's employment by Company for a period of twelve (12) months after the termination of Executive's employment and that this Section will be enforceable to the greatest extent of the law; provided however, that if Executive's employment is terminated pursuant to Sections 4.04 or 4.06 hereof, this Section (c) will have no force or effect.

     (d) NO SOLICITATION OF EMPLOYEES. During Executive's employment and for a period of twelve (12) months after the termination of Executive's employment, Executive will not, either directly or indirectly, either alone or in concert with others, solicit or entice or participate in the solicitation or attempt to solicit or in any manner encourage employees of Company to leave Company or work for anyone that is in competition in any substantial way with Company Business (which in the case of the period following Executive's termination, shall mean Company Business as conducted as of the effective date of termination of Executive's employment with Company); provided however, that if Executive's employment is terminated pursuant to Sections 4.04 or 4.06 hereof, this Section
(d) will have no force or effect; provided further, that the public listing, advertising or posting of an available position shall not constitute solicitation or an attempt to solicit hereunder and this Section shall not preclude Executive from hiring an individual pursuant thereto.

     (e) NO SOLICITATION OF CUSTOMERS. Executive will not during the course of Executive's employment, or for twelve (12) months thereafter, either directly or indirectly call on, solicit, or take away, or attempt to call on, solicit or take away any of Company's customers on behalf of any business that is in competition in any substantial way with Company. Executive promises and agrees not to engage in any unfair competition with Company. During Executive's employment, Executive agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with Company Business. In the event of the termination of Executive's employment and for a period of twelve
(12) months thereafter, Executive will not accept any employment or engage in any activities which Company shall determine in good faith to be competitive with Company, if the fulfillment of the duties of the competitive employment or activities would inherently require Executive to reveal

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Trade Secrets to which Executive has access or learned during Executive's employment on behalf of any business that is in competition in any substantial way with Company. Notwithstanding the foregoing, if Executive's employment is terminated pursuant to Sections 4.04 or 4.06 hereof, this Section (e) will have no force or effect.

     (f) RETURN OF COMPANY PROPERTY.   In the event of the termination of
Executive's employment, Executive will deliver to Company all devices, records, sketches, reports, proposals, files, customer lists, mailing or contact lists, correspondence, computer tapes, discs and design and other document and data storage and retrieval materials (and all copies, compilations and summaries thereof), equipment, documents, duplicates, notes, drawings, specifications, research, tape or other electronic recordings, programs, data and other materials or property of any nature belonging to Company or relating to Company Business, and Executive will not take with Executive or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing. Company property includes personal property, made or compiled by Executive, in whole or in part and alone or with others, or in any way coming into Executive's possession concerning Company Business or other affairs of Company or any of its affiliates.

     (g) DISCLOSURE AND ASSIGNMENT OF RIGHTS. (i) Executive shall promptly disclose and assign to Company and its affiliates or its nominee(s), to the maximum extent permitted by Section 2870 of the California Labor Code, as it may be hereafter amended from time to time, all right, title and interest of Executive in and to any and all ideas, inventions, discoveries, secret processes and methods and improvements, together with any and all patents that may be issued thereon in the United States and in all foreign countries, which Executive may invent, develop or improve, or cause to be invented, developed or improved, during the term of this Agreement or which are (1) conceived and developed during normal working hours, and (2) which are related to the scope of Company Business. As used in this Agreement, the term "invent" includes "make", "discover", "develop", "manufacture" or "produce", or any of them; "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind"; "improvement" includes "discovery" or "production"; and "patent" includes "Letters Patent" and "all the extensions, renewals, modifications, improvements and reissues of such patents".

            (ii) Executive shall disclose immediately to duly authorized representatives of Company any ideas, inventions, discoveries, secret processes and methods and improvements covered by the provisions of paragraph
(i) above, and execute all documents reasonably required in connection with the application for an issuance of Letters Patent in the United States and in any foreign country and the assignment thereof to Company and its affiliates or its nominee(s).

     SECTION 5.02 RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to breach, in any material respect any of the provisions of
Section 5.01 hereof ("Restrictive Covenants"), Company shall, in addition to all its other rights hereunder and under applicable law and in equity, have the right to seek specific enforcement of the Restrictive Covenants by any court having jurisdiction, including, without limitation, the granting of a preliminary injunction which may be granted without the posting of a bond or other security, it being acknowledged that any such breach or threatened breach may cause irreparable injury to Company and that money damages may not provide an adequate remedy to Company.

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     SECTION 5.03  SEVERABILITY OF COVENANTS.  If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court of competent jurisdiction construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration or geographic scope of such provision or otherwise, such provision shall be deemed amended to the minimum extent required to make it enforceable and, in its reduced form, such provision shall then be enforceable and enforced.

                                      ARTICLE VI
                                    MISCELLANEOUS

     SECTION 6.01 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or telecopied, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or telecopied, or if mailed, two (2) days after the date of mailing, as follows:

            (i)     If to Company,
                    addressed to it at:      InSight Health Services Corp.
                                             4400 MacArthur Blvd. - Suite 800
                                             Newport Beach, CA 92660
                                             Attention: General Counsel

            (ii) If to Executive, addressed to Executive at such address as Executive shall have filed with Company for such purpose, or at such other address as Executive may from time to time specify by giving notice to Company.

     SECTION 6.02 ENTIRE AGREEMENT This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     SECTION 6.03 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, amended, modified, superseded, canceled, renewed or extended, only by a written instrument signed by Executive and President and CEO or his designee. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision, whether or not similar. No such waiver shall constitute a continuing waiver. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     SECTION 6.04 ASSIGNMENT. This Agreement is personal to Executive, and Executive's rights and obligations hereunder may not be assigned by Executive. Company may assign this Agreement and its rights, together with its obligations, hereunder (i) in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(s), whether by merger, consolidation or otherwise; or (ii) to any wholly owned subsidiary of Company, provided that Company shall remain liable for all of its obligations under this Agreement.

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     SECTION 6.05  COUNTERPARTS.  This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 6.06 HEADINGS. The article and section headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 6.07 NUMBER. Unless the context of this Agreement otherwise requires, words using the singular or plural number will also include the plural or singular number.

     SECTION 6.08 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, without giving effect to the provisions thereof relating to conflicts of law.

     SECTION 6.09 (a) RESOLUTION OF DISPUTES. Executive and Company mutually agree and understand that as an inducement for Company to enter into this Agreement, Executive and Company agree and consent to the resolution by arbitration of all claims or controversies, past, present or future, whether arising out of the employment relationship (or its termination) or relating to this Agreement that Company may have against Executive or that Executive may have against Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The only claims that are arbitrable are those that, in the absence of this arbitration provision, would have been justiciable under applicable state or federal law. The claims covered by this arbitration provision, include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination, retaliation or harassment (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except claims under an employee benefit or pension plan that either (i) specifies that its claims procedure shall culminate in an arbitration procedure different from this one, or (ii) is underwritten by a commercial insurer which decides the claims); and claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance, except claims excluded in Section (b) below.

     Except as otherwise provided in this arbitration provision, both Company and Executive agree that neither of them shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this arbitration provision.

     (b) CLAIMS EXCLUDED FROM ARBITRATION. Claims Executive may have for workers' compensation or unemployment compensation benefits are not covered by this arbitration provision. Also not covered are claims by Company for injunctive and/or other equitable relief, including but not limited to those for unfair competition and/or the use and/or unauthorized disclosure of Trade Secrets or confidential information, as to which Executive understands and agrees that Company may seek and obtain relief from a court of competent jurisdiction.

     (c) ARBITRATION PROCEDURES. Executive and Company understand and agree that the arbitration will take place in Orange County, California, in accordance with the California Employment Dispute Resolution Rules of the American Arbitration Association then in effect in the

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

State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator(s) shall be bound by generally accepted legal principles, including, but not limited to, all rules of law and legal principles concerning potential liability, burdens of proof, and measure of damages found in all applicable California statutes and administrative rules and codes, and all California case law.

     SECTION 6.10 EXPENSES. Should either party institute arbitration to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provisions hereof, Executive shall be entitled to receive from Company Executive's reasonable travel and living expenses, incurred by Executive in connection with preparation for and participation in the arbitration proceeding if Executive is the prevailing party or such portion thereof as the arbitrator(s) may award in the event of a split decision.

     SECTION 6.11 EFFECTIVE DATE. This Agreement shall be effective upon execution of this Agreement by the parties who are signatories hereto.

     IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.

                                   INSIGHT HEALTH SERVICES CORP.



                                   By:  /s/ E. Larry Atkins
                                      ----------------------------------
                                        E. Larry Atkins, President & CEO

                                   EXECUTIVE



                                   /s/ Brian P. Stone
                                   --------------------
                                   Brian P. Stone


                                                                       PAGE 11